SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D. C. 20549

                          ______________


                             FORM 8-K


                          CURRENT REPORT
             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934


              Date of Report (Date of earliest event
                    reported): October 7, 1996


                        Brown Group, Inc.
        (Exact Name of Registrant as Specified in Charter)



  New York                 1-2191                   43-0197190
(State or Other          (Commission             (I.R.S. Employer
Jurisdiction of           File Number)       Identification Number)
Incorporation)



8300 Maryland Avenue, St. Louis, Missouri               63105
(Address of Principal Executive Offices)               (Zip Code)



      Registrant's telephone number, including area code:
                        (314) 854-4000

Item 2.  Acquisition or Disposition of Assets.

     On October 7, 1996, Brown Group, Inc. completed the sale of $100,000,000 of its 9-1/2% Senior Notes due 2006 (the "Notes") in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") to Smith Barney Inc., First Chicago Capital Markets, Inc. and Dillon, Read & Co. Inc. for resale of the Notes in accordance with Rule 144A of the Act. The net proceeds from the sale of the Notes were used to pay down Brown Group's revolving credit facility.

     As a result of the completion of the sale of its Notes, the Company elected to reduce the lenders' commitment to $150 million from $200 million under its Bank Credit Agreement, as amended, dated as of December 22, 1993 between the Company and The First National Bank of Chicago, as Agent for certain Lenders and The Boatmen's National Bank of St. Louis and Citibank, N.A., as Co-Agents for such Lenders (as amended, the "Bank Credit Agreement"). Such election by the Company, pursuant to the terms of the Bank Credit Agreement, was made as of October 16, 1996.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.    Description of Exhibit
-----------    ----------------------

     4.1       Indenture dated as of October 1, 1996 between
               Brown Group, Inc. and State Street Bank and Trust
               Company, as Trustee.

     4.2       Registration Rights Agreement dated as of October
               7, 1996 between Brown Group, Inc. and Smith
               Barney Inc., First Chicago Capital Markets, Inc.
               and Dillon, Read & Co. Inc., as Initial
               Purchasers.


                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


Date: October 21, 1996             By:  /s/ Harry E. Rich
                                        Executive Vice President
                                        and Chief Financial
                                        Officer and on Behalf of
                                        the Corporation as the
                                        Principal Financial Officer

                          EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-----------    ----------------------


     4.1       Indenture dated as of October 1, 1996 between
               Brown Group, Inc. and State Street Bank and Trust
               Company, as Trustee.

     4.2       Registration Rights Agreement dated as of October
               7, 1996 between Brown Group, Inc. and Smith
               Barney Inc., First Chicago Capital Markets, Inc.
               and Dillon, Read & Co. Inc., as Initial
               Purchasers.